UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2023

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on May 17, 2023, Mustang Bio, Inc. (the “Company”) terminated the Amended and Restated Exclusive License Agreement (the “PSCA Technology License”), dated as of August 13, 2021, by and between the Company and City of Hope (“COH”) as a result of its determination to discontinue development of its MB-105 (PSCA) program. In connection with the discontinuation of the Company’s MB-105 (PSCA) program and the termination of the PSCA Technology License, on July 10, 2023, the Company terminated the Exclusive License Agreement, dated as of March 17, 2017, by and between the Company and the Regents of the University of California (the “UCLA License Agreement”). Under the UCLA License Agreement, the Company received an exclusive license for the use of prostate stem cell antigen (“PSCA”) chimeric antigen receptor (“CAR”) engineered T cell (“CAR T”) technology, which is being applied in the treatment of prostate cancer, pancreatic cancer and other solid tumors.

The Company will not incur any early termination penalties in connection with the termination of the UCLA License Agreement. The termination of the UCLA License Agreement is effective 30 days from the date of the notice of termination. The foregoing summary is qualified in its entirety by reference to the UCLA License Agreement, filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the Securities and Exchange Commission on August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: July 11, 2023
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer